FB Financial Corporation Reports First Quarter 2021 Results
Reports Q1 net income of $52.9 million, diluted EPS of $1.10, ROAA of 1.86%, and ROAE of 16.5%
Adjusted Q1 net income* of $53.5 million, diluted EPS* of $1.12, ROAA* of 1.89%, and ROAE* of 16.6%
NASHVILLE, TENNESSEE— April 26, 2021--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $52.9 million, or $1.10 per diluted common share, for the first quarter of 2021, compared to net income of $0.7 million, or $0.02 per diluted common share, for the first quarter of 2020. Adjusting net income to exclude non-operating activity, net income was $53.5 million, or $1.12 per diluted common share for the three months ended March 31, 2021, compared to $5.3 million, or $0.17 per diluted common share, for the three months ended March 31, 2020.
For the three months ended March 31, 2021, the company reported net income of $52.9 million, or $1.10 per diluted common share, compared to net income of $45.6 million, or $0.95 per diluted common share, for the three months ended December 31, 2020. Adjusting net income to exclude non-operating items, net income was $53.5 million, or $1.12 per diluted common share, for the three months ended March 31, 2021, compared to adjusted net income of $54.5 million, or $1.14 per diluted common share, for the three months ended December 31, 2020. The Company’s book value per share increased at quarter end over the comparable value at December 31, 2020, by $0.73, or 10.9% annualized, to $28.08. The Company's tangible book value per share increased by $0.78, or 14.6% annualized, over the prior quarter, and the return on tangible common equity was 20.6% for the current quarter.
President and Chief Executive Officer, Christopher T. Holmes stated, “Our team has spent the first part of 2021 focusing on deepening and expanding customer relationships. Our efforts were rewarded as we delivered adjusted ROAA of 1.89% and adjusted ROATCE of 20.9% for the quarter. These strong financial results demonstrate the strength of our franchise as well as the ongoing recovery of our markets.”
Holmes commented further, “We also added value for our shareholders by increasing our tangible book value per share by $0.78 during the quarter to $22.51. Our credit metrics remained strong, resulting in a release from our allowance for credit losses and unfunded commitments of $13.9 million during the quarter. The allowance for credit losses to loans held for investment ratio was a healthy 2.24% at quarter end after the release.”
Performance Summary

	2021	2020		Annualized
(dollars in thousands, expect per share data)	First Quarter	Fourth Quarter	First Quarter	1Q21 / 4Q20 % Change	1Q21 / 1Q20 % Change
Balance Sheet Highlights
Investment securities	$1,229,845	$1,176,991	$767,575	18.2%	60.2%
Mortgage loans held for sale, at fair value	834,779	683,770	325,304	89.6%	156.6%
Commercial loans held for sale, at fair value	174,983	215,403	—	(76.1)%	100.0%
Loans held for investment (HFI)	7,047,342	7,082,959	4,568,038	(2.04)%	54.3%
Adjusted loans held for investment*	6,901,645	6,870,314	4,568,038	1.85%	51.1%
Allowance for credit losses	157,954	170,389	89,141	(29.6)%	77.2%
Total assets	11,935,826	11,207,330	6,655,687	26.4%	79.3%
Customer deposits	10,219,173	9,396,478	5,356,569	35.5%	90.8%
Brokered and internet time deposits	37,713	61,559	20,363	(157.1)%	85.2%
Total deposits	10,256,886	9,458,037	5,376,932	34.3%	90.8%
Borrowings	180,179	238,324	327,822	(98.9)%	(45.0)%
Total common shareholders' equity	1,329,103	1,291,289	782,330	11.9%	69.9%
Book value per share	$28.08	$27.35	$24.40	10.8%	15.1%
Total common shareholders' equity to total assets	11.1%	11.5%	11.8%
Tangible book value per share*	$22.51	$21.73	$18.35	14.6%	22.7%
Tangible common equity to tangible assets*	9.13%	9.38%	9.11%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated April 27, 2021, for a reconciliation and discussion of this non-GAAP measure.

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FB Financial Corporation
First Quarter 2021 Results

	2021	2020
(dollars in thousands, except share data)	First Quarter	Fourth Quarter	First Quarter
Results of operations
Net interest income	$82,576	$85,244	$56,249
NIM	3.19%	3.32%	3.92%
Provisions for credit losses	$(13,854)	$(2,920)	$29,565
Net charge-off (recovery) ratio	0.05%	0.58%	0.19%
Noninterest income	$66,730	$80,638	$42,700
Mortgage banking income	$55,332	$65,729	$32,745
Total revenue	$149,306	$165,882	$98,949
Noninterest expense	$94,698	$109,855	$68,559
Merger expenses	$—	$9,513	$3,050
Efficiency ratio	63.4%	66.2%	69.3%
Core efficiency ratio*	63.0%	58.5%	65.7%
Adjusted pre-tax, pre-provision earnings*	$55,461	$67,988	$33,440
Total adjusted mortgage banking pre-tax net contribution*	$16,348	$22,882	$8,019
Net income applicable to FB Financial Corporation(1)	$52,874	$45,602	$745
Diluted earnings per common share	$1.10	$0.95	$0.02
Effective tax rate	22.8%	22.6%	9.70%
Weighted average number of shares outstanding - fully diluted	47,969,106	47,791,659	31,734,112
Actual shares outstanding - period end	47,331,680	47,220,743	32,067,356
Returns on average:
As reported
Assets ("ROAA")	1.86%	1.63%	0.05%
Equity ("ROAE")	16.5%	14.4%	0.39%
Tangible common equity ("ROATCE")*	20.6%	18.2%	0.52%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation dated April 27, 2021, for a reconciliation and discussion of this non-GAAP measure.
(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2020.

Balance Sheet Growth
The Company reported loan balances (HFI) of $7.05 billion, a decrease of $35.6 million, or 2.0% annualized, from the three months ended December 31, 2020. Excluding Paycheck Protection Program ("PPP") loans, adjusted loans (HFI) were $6.90 billion, an increase of $31.3 million, or 1.85% annualized, from the three months ended December 31, 2020. The contractual yield on loans remained consistent at 4.39% in both the first quarter of 2021 and the fourth quarter of 2020. Excluding PPP loans, the contractual yield was 4.48% in the first quarter of 2021, compared to 4.53% in the fourth quarter of 2020.
During the first quarter of 2021, the Company grew customer deposits by $822.7 million to $10.22 billion, reflecting annualized linked quarter growth of 35.5%. Included in this growth is an increase of $22.9 million in mortgage servicing related deposits. The Company's total cost of deposits declined by five basis points to 0.41% and the cost of interest-bearing deposits decreased on a linked quarter basis to 0.53% from 0.63%.
Additionally, during the quarter, on balance sheet liquidity increased to $2.26 billion, or 19.3% of tangible assets, from $1.69 billion, or 15.4% of tangible assets at the end of the fourth quarter of 2020. During the first quarter of 2021, investment securities increased by $52.9 million from the previous quarter to $1.23 billion, or 10.3% of total assets, while cash and cash equivalents increased by $577.2 million compared with the end of the fourth quarter of 2020 to $1.90 billion.
The Company's net interest income for the first quarter of 2021 was $82.6 million, a decrease from $85.2 million from the previous quarter and an increase from $56.2 million in the first quarter of 2020. The Company's net interest margin (“NIM”) was 3.19% for the first quarter, compared to 3.32% and 3.92% for the fourth quarter of 2020 and the first quarter of 2020, respectively. Accretion related to purchased loans contributed 0 basis points to the NIM in the first quarter of 2021 compared to 3 and 11 basis points for the fourth quarter of 2020 and the first quarter of 2020, respectively. The NIM for the first quarter of 2021 was impacted by a 16 basis point decline in the yield on interest-earning assets and an 8 basis point decline in the cost of interest-bearing liabilities on a linked quarter basis. As of March 31, 2021, $164.2 million in PPP loans had been forgiven, which accounts for 52.2% of originated PPP loans. For the first quarter of 2021, the average yield on PPP loans was 4.77%, inclusive of $1.6 million in loan fees recognized during the quarter.
Holmes commented, “We had adjusted annualized loan growth of 1.85% during the quarter as we started to see some momentum in March in our markets. We also saw a robust increase in our deposits driven by our public fund relationships.”
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FB Financial Corporation
First Quarter 2021 Results

Seasonal Impact of Noninterest Income
Noninterest income was $66.7 million for the first quarter of 2021, compared to $80.6 million for the fourth quarter of 2020 and $42.7 million for the first quarter of 2020. Mortgage banking income was $55.3 million for the first quarter of 2021, compared to $65.7 million for the fourth quarter of 2020 and $32.7 million for the first quarter of 2020.
During the quarter, the Company achieved strong first quarter results from its mortgage business, capitalizing on the early quarter rate environment. Interest rate lock commitment volume totaled $1.89 billion in the first quarter of 2021 compared to $2.19 billion in the fourth quarter of 2020 and $2.09 billion in the first quarter of 2020.
During the first quarter of 2021, the Company's total mortgage banking pre-tax direct contribution was $16.3 million, compared to $22.2 million in the fourth quarter of 2020 and $8.0 million in the first quarter of 2020.
Chief Financial Officer Michael Mettee stated, “The mortgage market and originations held up nicely through most of the first quarter, leading to a strong first quarter contribution. The swift rise in mortgage interest rates slowed refinance volume later in the quarter.”
Noninterest Expenses Seasonably High
Noninterest expenses were $94.7 million for the first quarter of 2021, compared to $109.9 million for the fourth quarter of 2020 and $68.6 million for the first quarter of 2020. Core noninterest expense was $94.7 million for the first quarter of 2021, $95.8 million for the fourth quarter of 2020, and $65.5 million for the first quarter of 2020.

During the first quarter of 2021, the Company achieved a core efficiency ratio of 63.0%, compared to 58.5% in the fourth quarter of 2020 and 65.7% for the first quarter of 2020. The banking segment experienced a core efficiency ratio of 58.6% for the first quarter of 2021, compared to 54.0% in the fourth quarter of 2020 and 60.9% in the first quarter of 2020. The mortgage segment experienced a core efficiency ratio of 70.4% for the first quarter of 2021, compared to 65.2% in the fourth quarter of 2020 and 75.6% in the first quarter of 2020.

Mettee noted, “The mortgage efficiency ratio the past two quarters has been moving back towards the 80% range as the historic margins of the second and third quarters of 2020 are quickly returning to pre-pandemic levels. In the banking segment, expenses were seasonally elevated during the quarter as a result of payroll taxes and 401(k) contributions related to annual incentive compensation. We are focused on growing earning assets, bringing down funding costs and managing expenses to improve our efficiency. We strive to balance the current expense levels with our long term vision and investments that will yield results in the future.”
Improving Credit Outlook
During the first quarter of 2021, the Company recognized a reversal in total provision for credit losses of $13.9 million, including a provision for unfunded commitments of $2.2 million. The Company continues to maintain a strong balance sheet with an ACL of $158.0 million, or 2.24% of loans HFI, or 2.29% when adjusted to exclude PPP loans.
The Company's net charge-offs to average loans was 0.05% for the first quarter of 2021 compared to net charge-offs to average loans of 0.58% in the fourth quarter of 2020. The Company's nonperforming assets increased to 0.77% of total assets as of March 31, 2021, compared to 0.75% at December 31, 2020. Nonperforming loans were 0.94% of loans (HFI) at March 31, 2021, compared to 0.91% at December 31, 2020. Deferrals resulting from the COVID-19 pandemic decreased to $152.2 million, or 2.16% of loans HFI as of March 31, 2021, compared to the aggregate balance deferred throughout the crisis of $1.64 billion. Of the $152.2 million in remaining deferrals, $20.7 million, or 0.29% of loans HFI, as of March 31, 2021, are receiving a full deferral of principal and interest, while $131.4 million, or 1.86% of loans HFI, as of March 31, 2021, are making interest payments and deferring principal payments.
Holmes commented, “I am optimistic that the economy and the markets we serve are poised for a strong 2021. Some uncertainty still exists with regards to how recent stimulus will be distributed and implemented, however, the economy continues to gain momentum which will likely result in future reserve releases from our ACL. At this point in the cycle given our outlook and economic indicators, we are pleased with our position.”
Strength in Capital Position
“We remain in a position of strength with regard to capital and are positioned to take opportunities to deploy capital as they arise. Total capital to risk weighted assets was 14.8% at quarter end and our current level of tangible common equity to tangible assets is 9.13%,” commented Holmes.
Summary
Holmes further commented, “The first quarter of 2021 was a good start to the year for us. We delivered adjusted ROATCE of greater than 20%, grew tangible book value per share by 14.6% annualized and saw growth trends begin to emerge. We remain comfortable and confident in our credit portfolio, and we have seen positive economic trends in our markets. With those considerations, we are optimistic about the year.”

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FB Financial Corporation
First Quarter 2021 Results

WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on April 27, 2021, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/40699. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.9 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on April 26, 2021.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our historical business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020. Further discussion on the revisions to segment reporting made in the first quarter of 2021 will be included in the Company's 10-Q filed with the SEC for the three months ended March 31, 2021, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the benefits, costs, and synergies of the merger with Franklin Financial Network, Inc. (“Franklin”) (the “merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the merger or another acquisition may not be realized or may take longer than anticipated to be realized, (6) the ability of FB Financial to effectively integrate and manage the larger and more complex operations of the combined company following the merger, (7) FB Financial’s ability to successfully execute its various business strategies, (8) the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic, (9) the potential impact of the proposed phase-out of the London
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FB Financial Corporation
First Quarter 2021 Results

Interbank Offered Rate ("LIBOR") or other changes involving LIBOR (10) the effectiveness of our cyber security controls and procedures to prevent and mitigate attempted intrusions, (11) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (12) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any of FB Financial's subsequent filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company.

FB Financial qualifies all forward-looking statements by these cautionary statements.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated April 27, 2021, for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
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FB Financial Corporation
First Quarter 2021 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2021	2020
	First Quarter	Fourth Quarter	First Quarter
Statement of Income Data
Total interest income	$94,785	$98,236	$69,674
Total interest expense	12,209	12,992	13,425
Net interest income	82,576	85,244	56,249
Total noninterest income	66,730	80,638	42,700
Total noninterest expense	94,698	109,855	68,559
Earnings before income taxes and provisions for credit losses	54,608	56,027	30,390
Provisions for credit losses	(13,854)	(2,920)	29,565
Income tax expense	15,588	13,337	80
Net income applicable to noncontrolling interest	—	8	—
Net income applicable to FB Financial Corporation(c)	$52,874	$45,602	$745
Net interest income (tax-equivalent basis)	$83,368	$86,111	$56,784
Adjusted net income*	$53,505	$54,454	$5,296
Adjusted pre-tax, pre-provision earnings*	$55,461	$67,988	$33,440
Per Common Share
Diluted net income	$1.10	$0.95	$0.02
Adjusted diluted net income*	1.12	1.14	0.17
Book value	28.08	27.35	24.40
Tangible book value*	22.51	21.73	18.35
Weighted average number of shares outstanding - fully diluted	47,969,106	47,791,659	31,734,112
Period-end number of shares	47,331,680	47,220,743	32,067,356
Selected Balance Sheet Data
Cash and cash equivalents	$1,895,133	$1,317,898	$425,094
Loans held for investment (HFI)	7,047,342	7,082,959	4,568,038
Allowance for credit losses(a)	(157,954)	(170,389)	(89,141)
Mortgage loans held for sale, at fair value	834,779	683,770	325,304
Commercial loans held for sale, at fair value	174,983	215,403	—
Investment securities, at fair value	1,229,845	1,176,991	767,575
Other real estate owned, net	11,177	12,111	17,072
Total assets	11,935,826	11,207,330	6,655,687
Customer deposits	10,219,173	9,396,478	5,356,569
Brokered and internet time deposits	37,713	61,559	20,363
Total deposits	10,256,886	9,458,037	5,376,932
Borrowings	180,179	238,324	327,822
Total common shareholders' equity	1,329,103	1,291,289	782,330
Selected Ratios
Return on average:
Assets	1.86%	1.63%	0.05%
Shareholders' equity	16.5%	14.4%	0.39%
Tangible common equity*	20.6%	18.2%	0.52%
Average shareholders' equity to average assets	11.3%	11.3%	12.0%
Net interest margin (NIM) (tax-equivalent basis)	3.19%	3.32%	3.92%
Efficiency ratio (GAAP)	63.4%	66.2%	69.3%
Core efficiency ratio (tax-equivalent basis)*	63.0%	58.5%	65.7%
Loans HFI to deposit ratio	68.7%	74.9%	85.0%
Total loans to deposit ratio	78.6%	84.4%	91.0%
Yield on interest-earning assets	3.66%	3.82%	4.84%
Cost of interest-bearing liabilities	0.65%	0.73%	1.27%
Cost of total deposits	0.41%	0.46%	0.94%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(a)	2.24%	2.41%	1.95%
Adjusted allowance for credit losses as a percentage of loans HFI*(a)	2.29%	2.48%	1.95%
Net charge-offs (recoveries) as a percentage of average loans HFI	0.05%	0.58%	0.19%
Nonperforming loans HFI as a percentage of total loans HFI	0.94%	0.91%	0.68%
Nonperforming assets as a percentage of total assets	0.77%	0.75%	0.74%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	11.1%	11.5%	11.8%
Tangible common equity to tangible assets*	9.13%	9.38%	9.11%
Tier 1 capital (to average assets)	10.1%	10.0%	10.3%
Tier 1 capital (to risk-weighted assets)(b)	12.5%	12.0%	11.6%
Total capital (to risk-weighted assets)(b)	14.8%	15.0%	12.5%
Common equity Tier 1 (to risk-weighted assets) (CET1)(b)	12.1%	11.7%	11.0%
(a) Excludes reserve for credit losses on unfunded commitments of $14.2 million, $16.4 million, and $4.6 million recorded in accrued expenses and other liabilities at March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(b) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(c) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2020.
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.
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FB Financial Corporation
First Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021	2020
Adjusted earnings	First Quarter	Fourth Quarter	First Quarter
Income before income taxes	$68,462	$58,947	$825
Plus merger expenses	—	9,513	3,050
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	2,885
Less other non-operating items(1)	(853)	(2,448)	—
Adjusted pre-tax earnings	$69,315	$70,908	$6,760
Income tax expense, adjusted	15,810	16,454	1,464
Adjusted earnings	$53,505	$54,454	$5,296
Weighted average common shares outstanding - fully diluted	47,969,106	47,791,659	31,734,112
Adjusted diluted earnings per share
Diluted earnings per common share	$1.10	$0.95	$0.02
Plus merger expenses	—	0.20	0.10
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	0.09
Less other non-operating items	(0.02)	(0.05)	—
Less tax effect	—	0.06	0.04
Adjusted diluted earnings per share	$1.12	$1.14	$0.17
(1)1Q2021 includes $853 loss from change in fair value of commercial loans held for sale acquired from Franklin; 4Q2020 includes $4,533 FHLB prepayment penalty offset by $715 cash life insurance benefit, and $1,370 gain from change in fair value of commercial loans held for sale acquired from Franklin.

Adjusted earnings	YTD 2021	2020	2019
Income before income taxes	$68,462	$82,461	$109,539
Plus merger expenses	—	34,879	7,380
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	66,136	—
Less other non-operating items(1)	(853)	(4,400)	—
Adjusted pre-tax earnings	$69,315	$187,876	$116,919
Income tax expense, adjusted	15,810	45,944	27,648
Adjusted earnings	$53,505	$141,932	$89,271
Weighted average common shares outstanding - fully diluted	47,969,106	38,099,744	31,402,897
Adjusted diluted earnings per share
Diluted earnings per common share	$1.10	$1.67	$2.65
Plus merger expenses	—	0.92	0.24
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	1.74	—
Less other non-operating items	(0.02)	(0.11)	—
Less tax effect	—	0.71	0.06
Adjusted diluted earnings per share	$1.12	$3.73	$2.83
(1) 2021 includes $853 loss from change in fair value on commercial loans held for sale acquired from Franklin; 2020 includes $6,838 FHLB prepayment penalties, $1,505 losses on other real estate owned offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale acquired from Franklin.

	2021	2020
Adjusted pre-tax pre-provision earnings	First Quarter	Fourth Quarter	First Quarter
Income before income taxes	$68,462	$58,947	$825
Plus provisions for credit losses	(13,854)	(2,920)	29,565
Pre-tax pre-provision earnings	54,608	56,027	30,390
Plus merger expenses	—	9,513	3,050
Less other non-operating items	(853)	(2,448)	—
Adjusted pre-tax pre-provision earnings	$55,461	$67,988	$33,440

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FB Financial Corporation
First Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021	2020
Core efficiency ratio (tax-equivalent basis)	First Quarter	Fourth Quarter	First Quarter
Total noninterest expense	$94,698	$109,855	$68,559
Less merger expenses	—	9,513	3,050
Less FHLB prepayment penalties	—	$4,533	—
Core noninterest expense	$94,698	$95,809	$65,509
Net interest income (tax-equivalent basis)	$83,368	$86,111	$56,784
Total noninterest income	66,730	80,638	42,700
Less (loss) gain on change in fair value on commercial loans held for sale and cash life insurance benefit	(853)	2,085	—
Less gain (loss) on sales or write-downs of other real estate owned and other assets	485	(57)	(277)
Less gain from securities, net	83	1,013	63
Core noninterest income	67,015	77,597	42,914
Core revenue	$150,383	$163,708	$99,698
Efficiency ratio (GAAP)(a)	63.4%	66.2%	69.3%
Core efficiency ratio (tax-equivalent basis)	63.0%	58.5%	65.7%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

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FB Financial Corporation
First Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

During the first quarter of 2021, the Company re-evaluated its reportable business segments to align all retail mortgage activities with the Mortgage segment. Previously, the Company chose to assign retail mortgage activities within the Banking geographical footprint to the Banking Segment. The results of mortgage retail footprint have been assigned to the Mortgage segment for all periods presented. As such, historical segment efficiency ratios have been recast for consistency with these changes.

	2021	2020
Banking segment core efficiency ratio (tax equivalent)	First Quarter	Fourth Quarter	First Quarter
Core noninterest expense	$94,698	$95,809	$65,509
Less Mortgage segment core noninterest expense	38,963	42,884	24,742
Core Banking segment noninterest expense	$55,735	$52,925	40,767
Core revenue	$150,383	$163,708	99,698
Less Mortgage segment total revenue	55,311	65,729	32,745
Core Banking segment total revenue	$95,072	$97,979	$66,953
Banking segment core efficiency ratio (tax-equivalent basis)	58.6%	54.0%	60.9%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$38,963	$43,609	$24,742
Less mortgage segment merger expense	—	725	—
Core Mortgage segment noninterest expense	$38,963	$42,884	$24,742
Mortgage segment total revenue	$55,311	$65,729	$32,745
Mortgage segment core efficiency ratio (tax-equivalent basis)	70.4%	65.2%	75.6%

	2021	2020
Adjusted mortgage contribution	First Quarter	Fourth Quarter	First Quarter
Total mortgage banking pre-tax net contribution	$16,348	$22,157	$8,019
Plus mortgage merger expense	—	725	—
Total adjusted mortgage banking pre-tax net contribution	$16,348	$22,882	$8,019
Pre-tax pre-provision earnings	$54,608	$56,027	$30,390
% total mortgage banking pre-tax pre-provision net contribution	29.9%	39.5%	26.4%
Adjusted pre-tax pre-provision earnings	$55,461	$67,988	$33,440
% total adjusted mortgage banking pre-tax pre-provision net contribution	29.5%	33.7%	24.0%

	2021	2020
Tangible assets and equity	First Quarter	Fourth Quarter	First Quarter
Tangible assets
Total assets	$11,935,826	$11,207,330	$6,655,687
Less goodwill	242,561	242,561	174,859
Less intangibles, net	20,986	22,426	18,876
Tangible assets	$11,672,279	$10,942,343	$6,461,952
Tangible common equity
Total common shareholders' equity	$1,329,103	$1,291,289	$782,330
Less goodwill	242,561	242,561	174,859
Less intangibles, net	20,986	22,426	18,876
Tangible common equity	$1,065,556	$1,026,302	$588,595
Common shares outstanding	47,331,680	47,220,743	32,067,356
Book value per common share	$28.08	$27.35	$24.40
Tangible book value per common share	$22.51	$21.73	$18.35
Total common shareholders' equity to total assets	11.1%	11.5%	11.8%
Tangible common equity to tangible assets	9.13%	9.38%	9.11%

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FB Financial Corporation
First Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021	2020
Return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Total average shareholders' equity	$1,303,493	$1,261,101	$768,929
Less average goodwill	242,561	242,983	171,532
Less average intangibles, net	21,695	23,178	18,152
Average tangible common equity	$1,039,237	$994,940	$579,245
Net income	$52,874	$45,602	$745
Return on average tangible common equity	20.6%	18.2%	0.52%

	2021	2020
Adjusted return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Average tangible common equity	$1,039,237	$994,940	$579,245
Adjusted net income	53,505	54,454	5,296
Adjusted return on average tangible common equity	20.9%	21.8%	3.68%

	2021	2020
Adjusted pre-tax pre-provision return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Average tangible common equity	$1,039,237	$994,940	$579,245
Adjusted pre-tax pre-provision earnings	55,461	67,988	33,440
Adjusted pre-tax pre-provision return on average tangible common equity	21.6%	27.2%	23.2%

	2021	2020
Adjusted return on average assets and equity	First Quarter	Fourth Quarter	First Quarter
Net income	$52,874	$45,602	$745
Average assets	11,508,783	11,111,163	6,409,417
Average equity	1,303,493	1,261,101	768,929
Return on average assets	1.86%	1.63%	0.05%
Return on average equity	16.5%	14.4%	0.39%
Adjusted net income	$53,505	$54,454	$5,296
Adjusted return on average assets	1.89%	1.95%	0.33%
Adjusted return on average equity	16.6%	17.2%	2.77%

	2021	2020
Adjusted pre-tax pre-provision return on average assets and equity	First Quarter	Fourth Quarter	First Quarter
Net income	$52,874	$45,602	$745
Average assets	11,508,783	11,111,163	6,409,417
Average equity	1,303,493	1,261,101	768,929
Return on average assets	1.86%	1.63%	0.05%
Return on average equity	16.5%	14.4%	0.39%
Adjusted pre-tax pre-provision earnings	$55,461	$67,988	$33,440
Adjusted pre-tax pre-provision return on average assets	1.95%	2.43%	2.10%
Adjusted pre-tax pre-provision return on average equity	17.3%	21.4%	17.5%

	2021	2020
Adjusted allowance for credit losses to loans held for investment	First Quarter	Fourth Quarter	First Quarter
Allowance for credit losses	$157,954	$170,389	$89,141
Less allowance for credit losses attributed to PPP loans	23	34	—
Adjusted allowance for credit losses	$157,931	$170,355	$89,141
Loans held for investment	$7,047,342	$7,082,959	$4,568,038
Less PPP loans	145,697	212,645	—
Adjusted loans held for investment	$6,901,645	$6,870,314	$4,568,038
Allowance for credit losses to loans held for investment	2.24%	2.41%	1.95%
Adjusted allowance for credit losses to loans held for investment	2.29%	2.48%	1.95%
-END-